UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 4, 2015

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement.

On June 3, 2015, Turbine Truck Engines, Inc. (the “Company”) signed and executed a Services Agreement with Sahoma Controlware, LLC to provide the Company with engineering services for the Design, Modeling and Simulation of Turbine Truck Engine’s Gas-to-Liquid (“GTL”) Process technology for converting Methane and Oxygen Gas into Methanol Liquid. This agreement to initially model & simulate the GTL technology is defined as Phase 1 of the Company’s intention to validate and confirm the viability of expending additional Company resources to move the product development of its GTL technology into Phase 2 which is defined by the Company as building a physical bench prototype based on the design, data and blueprints generated by Sahoma Controlware from this Phase 1 agreement.

The contract cash price to complete the design, modeling and simulation as defined under this Phase 1 agreement is $36,080.00 (USD). Under the terms of this June 3, 2015 agreement, Turbine Truck Engines, Inc. owns 100% of all created Intellectual Property, designs, data, notes and potential patent filings generated during the product development of the GTL technology.

Item 9.01 Financial Statements and Exhibits.

10.1	Buyers Services Agreement, dated June 3, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: June 4, 2015	By:	/s/ Chris David
Chris David
President